CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated February 21, 2008 on the financial statements and financial highlights included in the Annual Report to Shareholders for the fiscal year ended December 31, 2007 of Free Enterprise Action Fund in Post-Effective Amendment Number 41 to the Registration Statement of the Northern Lights Funds Trust (Form N-1A, No. 33-122917).

/s/ Ernst & Young LLP

Columbus, Ohio

April 18, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated May 24, 2007 on the financial statements and financial highlights included in the Annual Report to Shareholders for the fiscal year ended March 31, 2007 of PathMaster Domestic Equity Fund, in Post-Effective Amendment Number 41 to the Registration Statement of the Northern Lights Funds Trust (Form N-1A, No. 33-122917).

/s/ Ernst & Young LLP

Columbus, Ohio

April 18, 2008